Your Ref:	905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Our Ref: 589/217/3649	Tel: (852) 2375 3180
Fax:(852) 2375 3828
June 10, 2008	E-mail : ms@ms.com.hk
www.ms.com.hk

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-effective Amendment No. 2 of the Registration Statement of Puda Coal, Inc. on Form S-1 of our Auditors' Report, dated March 6, 2009, on the consolidated balance sheets of Puda Coal, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2008.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Certified Public Accountants
Hong Kong

A member firm of
Moore Stephens
International Limited- members in principal cities
throughout the world